Exhibit 1.1

BROOKDALE SENIOR LIVING INC.

COMMON STOCK

UNDERWRITING AGREEMENT

September 8, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

GOLDMAN, SACHS & CO.

as Representatives of the several Underwriters

                           named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

                              Incorporated

One Bryant Park

New York, NY 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Ladies and Gentlemen:

Brookdale Senior Living Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions set forth herein, to sell to the underwriters listed on Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate of 8,955,223 shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) and at the option of the Underwriters, up to an additional 1,343,283 shares of common stock (the “Option Shares” and, together with the Initial Shares, the “Shares”).

1.	The Company represents and warrants to the Underwriters that:

(a)  A registration statement on Form S-3 (File No. 333-196586), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement, at any given time, including the amendments thereto at such time, the financial statements, exhibits and schedules thereto, at such time, including any required information deemed to be a part thereof at such time pursuant to Rule 430B (the “Rule 430B Information”) under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Act”) or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called a “Rule 462(b) Registration Statement,” and from and after the date and time of filing of such Rule 462(b) Registration Statement, such Rule 462(b) Registration Statement will fall within the term, the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) under the Act (“Rule 430B(f)(2)”)) shall include the Rule 462(b) Registration Statement. The Base Prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the documents incorporated by reference therein, is herein called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b)  The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Registration Statement became effective on filing with the Commission. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission;

(c)  The Prospectus, when filed, will comply in all material respects with the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, at the time of any filing pursuant to Rule 424(b) under the Act and at the Time of Delivery (as defined herein) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company (i) by the Underwriters, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c). There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required;

(d)  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(e)  For the purposes of this Agreement, the “Applicable Time” is 9:30 p.m., New York City time, on September 8, 2014. The “Pricing Disclosure Package” shall mean (i) the Statutory Prospectus (as defined below), (ii) any Issuer Free Writing Prospectus listed on Schedule II(b) hereto and (iii) the information set forth on Schedule IV to be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time, all considered together. As of the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement that has not been superseded or modified, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c). “Statutory Prospectus” as of any time means the Base Prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof;

(f)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any material adverse change in or affecting the condition (financial or otherwise) results of operations, members’ or stockholders’ equity, properties, management or business of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(g)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (A) are described in the Pricing Disclosure Package and the Prospectus, (B) do not, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity, assets or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is listed on Schedule III to this Agreement has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, as applicable;

(i)  The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company that is listed on Schedule III to this Agreement have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)  [INTENTIONALLY OMITTED]

(k)  The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, loan agreement, lease, sublease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (y) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or (z) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (x) and (z) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or any other third party is required for the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l)  Neither the Company nor any of its subsidiaries is (x) in violation of its certificate of incorporation, by-laws, limited liability company operating agreement or partnership agreement, as applicable, or (y) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (x), but only with respect to subsidiaries of the Company, and clause (y) for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m)  The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” and “Prospectus Supplement Summary — Recent Developments — Amended and Restated Certificate of Incorporation”, insofar as they purport to constitute a summary of the terms of the Common Stock, fairly summarize such terms in all material respects. The discussions set forth in the Pricing Disclosure Package and the Prospectus under the captions “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders”, “Business — Government Regulation, Business —Environmental Matters” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)  This Agreement has been duly authorized, executed and delivered by the Company;

(o)  Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings or any investigations are threatened or contemplated by governmental authorities or threatened by others;

(p)   The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)   The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (taken together with the related notes and schedules thereto) present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly, in all material respects, the information required to be stated therein. The unaudited pro forma financial information and the related notes thereto incorporated by reference in the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made;

(r)   Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder;

(s)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t)   Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)   The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)   Each of the Company and its subsidiaries (x) has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Pricing Disclosure Package and the Prospectus; (y) all such Authorizations are valid and in full force and effect; and (z) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except, with respect to (x), (y) and (z), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no proceedings pending or, to the best of the Company’s knowledge, threatened, to revoke, cancel or terminate such Authorizations and applications and the Company is not aware of any basis on which such Authorizations could not be renewed or, in the case of applications, will not be issued without contest;

(w)   Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, material copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with its operations, except where the failure to own or possess or have the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing. To the knowledge of the Company and its subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Disclosure Package does not infringe on the rights of any person;

(x)   All tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith and except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect. There are no tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or those that could not reasonably be expected to result in a Material Adverse Effect;

(y)   Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and its subsidiaries and their businesses;

(z)   Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no material business relationships or related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;

(aa)   Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any material liability; each of the Company and its subsidiaries has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any material liability, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(bb)   Each of the Company and its subsidiaries is and has been in compliance with all applicable Environmental Laws (as defined below), except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, there has been no material seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying, dumping, disposing, or migrating or any threat thereof of any Hazardous Material (as defined below) on, in, under, or from any real property referred to in the Pricing Disclosure Package and the Prospectus which requires any disclosure, investigation, cleanup, remediation, monitoring, maintenance, abatement or deed or use restriction, or which will give rise to any other costs or liabilities to the Company or its subsidiaries under any Environmental Laws. There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to interfere with or prevent compliance by the Company or its subsidiaries with Environmental Laws, or that could reasonably be expected to give rise to any material costs or liabilities, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. There are no judicial or administrative proceedings of an environmental nature pending, or to the best of the Company’s knowledge, threatened against the Company or its subsidiaries which could reasonably be expected to be material to the business or financial condition of the Company and its subsidiaries to involve potential damages, monetary sanctions, capital expenditures, deferred charges or charges to income exceeding ten percent of the current assets of the Company and its subsidiaries or to involve potential monetary sanctions of $100,000.00 or more. None of the Company or its subsidiaries has received notice from any governmental agency or body or other person of any actual or alleged violation of or actual or alleged liability under any Environmental Law, and does not otherwise have knowledge of, any occurrence, condition or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim or liability under or pursuant to any Environmental Law. The Company or its subsidiaries, has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site which could result in material liability for the Company or its subsidiaries. The Company or its subsidiaries has not entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including, but not limited to, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos, silica, mixed dust, petroleum or constituents thereof, bacteria, radon, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law. The Company has provided you copies of all material and potentially material environmental studies, investigations, reports or assessments concerning the Company, or any currently or previously owned or leased properties within its possession or control. In the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(cc)   At the time of filing the Registration Statement the Company was not, and as of the date hereof, is not, an ineligible issuer, as defined under Rule 405 under the Act;

(dd)   There are no persons with registration or other similar rights to have any securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement;

(ee)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ff)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(gg)(i)  Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) for the past 2 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanction; and (iii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(hh)  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.  Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

3.  Sale and Delivery to Underwriters; Closing

(a)   Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $32.1182 (the “Purchase Price”), the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 14 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)   In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,343,283 shares of Common Stock at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Shares.

(c)   The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives of the Company setting forth the amount of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and additional closing date (an “Additional Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the date hereof. If the option is exercised as to all of any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total principal amount of Initial Shares.

(d)   The Initial Shares to be purchased by the Underwriters hereunder shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of The Depository Trust Company for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least twenty-four hours in advance. The time and date of such delivery of the Initial Shares and payment therefor shall be 9:30 a.m., New York time, on September 12, 2014 or such other time and date as the Representatives and the Company may agree upon in writing (such time and date for delivery of the Initial Shares is herein called the “Closing Date” and the Closing Date and any Additional Closing Date, a “Delivery Date” and the time on any such Delivery Date, the “Time of Delivery”).

(e)  In the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Shares shall be made at the below-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on the relevant Additional Closing Date as specified in the notice from the Representatives to the Company.

4.  Upon the authorization by the Underwriters of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10 hereof, will be delivered at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”) at the Time of Delivery. Unless the parties agree otherwise, a meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day (as defined herein) next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. Company Agreements. The Company agrees with the Underwriters:

(a)  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement, Pricing Disclosure Package or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b)  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act is given), not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, give the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)  To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)  During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (i) pursuant to the Company’s Omnibus Stock Incentive Plan, the 2014 Omnibus Incentive Plan or any other stock incentive or purchase plans existing on the date of this Agreement or approved by the Company’s shareholders after the date hereof, or pursuant to any registration statement on Form S-8, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and (ii) the issuance of shares of Common Stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity; provided, however, that in the case of clause (ii) of this paragraph (y) the aggregate market value of all such shares may not exceed $100 million and (z) prior to the issuance of such shares, each recipient of such shares shall agree in writing with you, in an agreement in the form to be agreed to by you, not to sell, offer, dispose or otherwise transfer any such shares or options during such 60-day period, without your prior written consent), without the prior written consent of the Representatives;

(f)  Unless otherwise publicly available in electronic format on the website of the Company or the Commission, during a period of one year from the date of this agreement, to furnish to you copies of all reports or other communications (financial or other) furnished to the Company’s stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than such reports and financial statements that are publicly available on the Commission’s EDGAR system;

(g)  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(h)  Upon request of the Underwriters, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriters for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)  To apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”;

(j)  The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(k)  To use its reasonable best efforts to cause the Shares to be listed on the New York Stock Exchange (the “Exchange”); and

(l)  If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

7.  [INTENTIONALLY OMITTED]

8.  Additional Agreements of the Company and the Underwriters.

(a)  The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriters represent and agree that, without the prior consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II(a) or Schedule II(b) hereto;

(b)  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c).

9.  The Company covenants and agrees with the Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement with the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 8(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; and (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar and (iii) all other costs and expenses incident to the performance of the obligations of the Company which are not otherwise specifically provided for in this Section 9. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 9, and Sections 11 and 13 hereof, the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.  The obligations of the Underwriters hereunder, as to the Initial Shares to be delivered at the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, by the Company, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the applicable Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)  Willkie Farr & Gallagher LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)  Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you (i) their written opinion as counsel for the Company (a draft of such opinion is attached as Annex II(b)(i)); (ii) the tax opinion as special tax counsel for the Company (a draft of such opinion is attached as Annex II(b)(ii)), and (iii) the negative assurance letter as counsel for the Company (a draft of such letter is attached as Annex II(b)(iii)), in each case dated the Time of Delivery, in form and substance satisfactory to you;

(d)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(e)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex IV hereto;

(f)(i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects or in the capital stock or long-term debt of the Company or its subsidiaries, considered as one enterprise, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)  On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or in the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the applicable Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)  The Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the directors of the Company and the executive officers of the Company, in the form attached hereto as Annex I, which shall be in full force and effect;

(j)  The Shares at the applicable Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)  The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)  The Company shall have furnished or caused to be furnished to you at the applicable Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company at and as of the applicable Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the applicable Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 10; and

(m)  Chad C. White, Co-General Counsel and Secretary of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you.

11.(a)  The Company will indemnify and hold harmless the Underwriters and their affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or an Affiliate may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any issuer information filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters and such Affiliate for any legal or other expenses reasonably incurred by the Underwriters and such Affiliate in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c).

(b)  [INTENTIONALLY OMITTED]

(c)  The Underwriters will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing

Prospectus, are the statements in the fifth paragraph (relating to concessions and reallowances) and the second sentence of the twelfth paragraph and the thirteenth paragraph (related to price stabilization, short sales and purchase to cover positions to cover positions created by short sales) under the caption Underwriting in the Prospectus.

(d)  Promptly after receipt by an indemnified party under subsection (a), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)  If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (i) the total net proceeds from the offering (before deducting expenses) received by the Company, on the one hand, bear to the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)  The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

12.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

13.  If for any reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriters in respect of the Shares not so delivered except as provided in Sections 9 and 11 hereof.

14.  If one or more of the Underwriters shall fail on the Closing Date or an Additional Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number of Defaulted Shares does not exceed 10% of the aggregate principal amount of the Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number of Defaulted Shares exceeds 10% of the aggregate principal amount of the Shares to be purchased on such date, this Agreement or, with respect to any Delivery Date which occurs after the Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Delivery Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Delivery Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Date or the relevant Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 14.

15.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, Fax: (646) 855 3073, and Attention: ECM Legal, Fax: (212) 230 8730 and Goldman, Sachs & Co, 200 West Street, New York, NY 10282 and Attention Registration Department; with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10012, Attention: Cristopher Greer; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, attention: Joseph A. Coco. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 11 and 12 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

17.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.  Time shall be of the essence of this Agreement. As used herein, the term business day shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

20.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Underwriters, plus one for each counsel, if any counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

[Signature pages follow]

Very truly yours, BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
Name:	T. Andrew Smith
Title:	Chief Executive Officer

Accepted as of the date hereof: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED GOLDMAN, SACHS & CO. as Representatives of the several Underwriters named in Schedule I hereto

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jim Cooney
Name:	Jim Cooney
Title:	Managing Director

BY: GOLDMAN, SACHS & CO.

By:	/s/ Richard Cohn
Name:	Richard Cohn
Title:	Managing Director

[Signature Page to Common Stock Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,134,329
Goldman, Sachs & Co.	3,134,328
CSCA Capital Advisors, LLC	1,343,283
RBC Capital Markets, LLC	1,343,283
Total	8,955,223

SCHEDULE II(a)

Issuer Free Writing Prospectuses Not Included

in the Pricing Disclosure Package

None.

SCHEDULE II(b)

Issuer Free Writing Prospectuses

Included in the Pricing Disclosure Package

None.

SCHEDULE III

Subsidiaries of the Company

1.  Brookdale Living Communities, Inc.

2.  FEBC-ALT Investors, LLC

3.  FEBC-ALT Holdings Inc.

4.  Brookdale Senior Living Communities, Inc.

5.  Fortress CCRC Acquisition LLC

6.  American Retirement Corporation

7.  BKD HB Acquisition Sub, Inc.

8.  Emeritus Corporation

9.  ARC Therapy Services, LLC

SCHEDULE IV

Pricing Information

Number of shares	8,955,223
Price per share	$33.50

ANNEX I

Form of Lock-Up Agreement

ANNEX II(a)

Opinion of Willkie Farr & Gallagher LLP

ANNEX II(b)(i)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(b)(ii)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(b)(iii)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(c)

Opinion of Chad C. White

ANNEX III

Ernst & Young LLP Comfort Letter

ANNEX IV

KPMG LLP Comfort Letter